CONVERTIBLE NOTE


   $3,000,000.00                               Boston, Massachusetts
                                                       April 1, 1998

   FOR VALUE RECEIVED, the undersigned VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgian corporation, at its place of business at Sint-Krispijnstraat 7, 8900 Ieper, Belgium ("Lender"), the sum of THREE MILLION DOLLARS ($3,000,000.00), or so much as may have been advanced to Maker as provided in that certain Loan Agreement (the "Loan Agreement") dated as of March 31, 1998 between Maker and Lender, together with interest on the unpaid principal amount from time to time outstanding prior to demand at a fixed rate per annum equal to one percent (1%) over the Prime Rate in effect as of the date hereof.

   Prior to the occurrence of an Event of Default, as defined in the Loan Agreement, interest shall be payable quarterly on the first business day of each of July and October. All outstanding principal and interest shall be due and payable in full on January 4, 1999.

   After the occurrence and during the continuance of an Event of Default, (a) principal outstanding hereunder shall bear interest at a fixed rate equal to the sum of the Prime Rate in effect as of the date hereof plus four percent (4%) per annum (the "Default Rate of Interest"), and (b) the Lender shall be entitled to accelerate all outstanding principal and interest due hereunder and demand immediate payment in full of the same.

   Interest payable under this Note is subject to Belgian withholding tax, at a rate of 15% as of the date hereof. Each payment of interest hereunder shall be increased by an amount equal to one-half of the withholding tax obligation of the Lender with respect to such payment.

   This Note is convertible at the option of the holder hereof into shares of Common Stock of the Maker in the manner set forth in the Loan Agreement.

   Interest and fees shall be calculated on the basis of a 360-day  year
   times the  actual number  of days  elapsed.   "Prime Rate,"  as  used
   herein, shall mean for any day the highest "prime rate" published in The Wall Street Journal under the heading "Money Rates" on such day (or on the next day on which The Wall Street Journal is published).
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   In no event shall interest payable hereunder exceed the highest  rate permitted by applicable law. To the extent any interest received by Lender exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. This Note evidences borrowings under the Loan Agreement and is secured by and entitled to the benefits of the provisions of the Loan Agreement and any other
   instruments or  documents  executed  in connection  therewith.    The
   principal of this Note is subject to prepayment in full or in part at any time without premium or penalty; provided, however, that Maker shall give Lender at least five (5) business days prior written notice of any prepayment to permit Lender to exercise its conversion rights as provided in the Loan Agreement prior to such repayment.

   Maker and  all guarantors  and  endorsers hereby  waive  presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Lender of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

   Executed as an instrument under seal as of the date first above written.


   WITNESS:                      VASCO DATA SECURITY
                                      INTERNATIONAL, INC.


                                 By:
                                    Name: T. Kendall Hunt
                                    Title:   CEO